                   As filed with the Securities and Exchange
                         Commission on April 11, 2000

                                                      Registration No. 333-
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                        AMERICAN DENTAL PARTNERS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                       04-3297858
  (State or Other Jurisdiction of              (I.R.S. Employer Identifica-
  Incorporation or Organization)                        tion Number)

                        301 Edgewater Place, Suite 320
                        Wakefield, Massachusetts 01880
              (Address of Principal Executive Offices) (Zip Code)

                        American Dental Partners, Inc.
                  Amended and Restated 1996 Stock Option Plan

                        American Dental Partners, Inc.
             Amended and Restated 1996 Directors Stock Option Plan

                        American Dental Partners, Inc.
                       1997 Employee Stock Purchase Plan

                        American Dental Partners, Inc.
                          1999 Restricted Stock Plan
                           (Full Title of the Plans)

                  Gregory A. Serrao, Chairman, President and
                            Chief Executive Officer
                        American Dental Partners, Inc.
                        301 Edgewater Place, Suite 320
                        Wakefield, Massachusetts 01880
                                (781) 224-0880
                             (781) 224-4216 (fax)
                (Name, Address and Telephone Number, Including
                       Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

                                                                                    Proposed
                                                                                    Maximum
                                                               Proposed Maximum    Aggregate        Amount Of
Title of Securities                           Amount            Offering Price      Offering       Registration
To Be Registered                         To Be Registered        Per Share(1)       Price(1)           Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                 550,000(2)            $7.125          $3,918,750        $1,035
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market System on April 5, 2000.
(2) 300,000 shares of Common Stock are registered for issuance under the American Dental Partners, Inc. Amended and Restated 1996 Stock Option Plan, 25,000 shares of Common Stock are registered for issuance under the American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan, 200,000 shares of Common Stock are registered for issuance under the American Dental Partners, Inc. 1997 Employee Stock Purchase Plan and 25,000 shares of Common Stock are registered for issuance under the American Dental Partners, Inc. 1999 Restricted Stock Plan. This Registration Statement also includes an indeterminable number of additional shares of Common Stock that may become issuable pursuant to the antidilution provisions of the Plans.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement on Form S-8:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission on March 16, 2000; and

(b) The description of the Registrant's shares of Common Stock contained in the Form 8-A Registration Statement filed with the Securities and Exchange Commission on November 12, 1997, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Baker & Hostetler LLP, Columbus, Ohio. Gary A. Wadman, a partner of Baker & Hostetler LLP, is the Secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article 6 of the Amended and Restated By-Laws of the Company contains certain indemnification provisions adopted pursuant to authority contained in
Section 145 of the DGCL. The By-Laws provide for the indemnification of an officer, director, employee or agent who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was serving in such capacity, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or by the stockholders of the Company or otherwise as provided in Section 6.4 of the By-Laws, that: (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in any action, suit, or proceeding by or in the right of the Company, he was not, and has not been adjudicated to have been, liable to the Company; and (iii) with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. Section 6.3 of the By-Laws provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith. At present, there are no claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

     Under Section 145 of the Delaware Law and Section 6.7 of the By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to provide indemnity under Section 145 or the By-Laws. The Company has purchased a liability policy to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policy.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article Ninth of the Second Amended and Restated Certificate of Incorporation of the Company eliminates personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by Section 102(b)(7) of the DGCL.

     The Underwriting Agreement entered into by the Registrant in connection with its public offering of Common Stock pursuant to the Registrant's Registration Statement on Form S-1, File No. 333-399811 (the "S-1") (a form of which appears as Exhibit 1 to the S-1) provides for indemnification of the Registrant's directors and officers in certain circumstances. The indemnification provided for by the Underwriters is limited to matters arising in connection with the S-1. Reference is made to paragraph eight of the Underwriting Agreement for information concerning indemnification undertaken among the Company and the Underwriters.

     The above discussion of the Company's Certificate of Incorporation and By-Laws and the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, By-Laws and statutes.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.        EXHIBITS.

                                                         If Incorporated by Reference,
Exhibit                                                  Document with which Exhibit was
  No.              Description of Exhibit                Previously Filed with SEC
-------            ----------------------                -------------------------------
4(a)        Second Amended and Restated Certificate of   Amendment No. 1 to Registration
            Incorporation of American Dental Partners,   Statement on Form S-1, File No.
            Inc.                                         333-39981 (see Exhibit 3(a) therein).

4(b)        Amended and Restated By-Laws of American     Registration Statement on Form S-1,
            Dental Partners, Inc.                        File No. 333-39981 (see Exhibit 3(b)
                                                         therein).

4(c)        Form of stock certificate.                   Amendment No. 1 to Registration
                                                         Statement on Form S-1, File No.
                                                         333-39981 (see Exhibit 4 therein).

4(d)        American Dental Partners, Inc. Amended and   Registration Statement on Form S-1,
            Restated 1996 Stock Option Plan.             File No. 333-39981 (see Exhibit 10(e)
                                                         therein).

4(e)        Amendment No. 1 to American Dental           Amendment No. 4 to Registration
            Partners, Inc. Amended and Restated 1996     Statement on Form S-1, File No.
            Stock Option Plan.                           333-39981 (see Exhibit 10(dd) therein).

4(f)        Amendment No. 2 and No. 3 to American        Annual Report on Form 10-K for the
            Dental Partners, Inc. Amended and Restated   fiscal year ended December 31, 1998
            1996 Stock Option Plan.                      (see Exhibit 10(e) therein).

4(g)        Amendment No. 4 to American Dental           Annual Report on Form 10-K for the
            Partners, Inc. Amended and Restated 1996     fiscal year ended December 31, 1999
            Stock Option Plan.                           (see Exhibit 10(b) therein).

4(h)        American Dental Partners, Inc. Amended and   Registration Statement on Form S-1,
            Restated 1996 Directors Stock Option Plan,   File No. 333-39981 (see Exhibit 10(h)
            as amended by Amendment No. 1.               therein).

4(i)        Amendment No. 2 and No. 3 to American        Annual Report on Form 10-K for the
            Dental Partners, Inc. Amended and Restated   fiscal year ended December 31, 1998
            1996 Directors Stock Option Plan.            (see Exhibit 10(h) therein).

4(j)        Amendment No. 4 to American Dental           Annual Report on Form 10-K for the
            Partners, Inc. Amended and Restated 1996     fiscal year ended December 31, 1999
            Directors Stock Option Plan.                 (see Exhibit 10(e) therein).

4(k)        American Dental Partners, Inc. 1997          Registration Statement on Form S-8,
            Employee Stock Purchase Plan.                File No. 333-50605 (see Exhibit 4(d)
                                                         therein).

4(l)        Amendment No. 1 to American Dental           Registration Statement on Form S-8,
            Partners, Inc. 1997 Employee Stock           File No. 333-50605 (see Exhibit 4(e)
            Purchase Plan.                               therein).

                                                         If Incorporated by Reference,
Exhibit                                                  Document with which Exhibit was
  No.              Description of Exhibit                Previously Filed with SEC
-------            ----------------------                -------------------------------
4(m)        Amendment No. 2 to American Dental           Contained herein.
            Partners, Inc. 1997 Employee Stock
            Purchase Plan.

4(n)        American Dental Partners, Inc. 1999          Quarterly Report on Form 10-Q filed
            Restricted Stock Plan.                       November 11, 1999 (see Exhibit 10(b)
                                                         therein).

5           Opinion of Baker & Hostetler LLP.            Contained herein.

23(a)       Consent of Baker & Hostetler LLP.            Contained in Exhibit 5.

23(b)       Consent of KPMG LLP.                         Contained herein.

24          Powers of Attorney.                          Included at page II-7.

ITEM 9.   UNDERTAKINGS.

     The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, State of Massachusetts, on April 10, 2000.

                                        AMERICAN DENTAL PARTNERS, INC.


Date:  April 10, 2000                   By  /s/Gregory A. Serrao
                                        -------------------------------------
                                        Gregory A. Serrao, Chairman,
                                        President and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Serrao and Lee S. Feldman, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 10, 2000 by the following persons in the capacities indicated below.

    Signature                         Title                          Date
    ---------                         -----                          ----

/s/ Gregory A. Serrao          Chairman, President, Chief        April 10, 2000
--------------------------     Executive Officer and
Gregory A. Serrao              Director (principal
                               executive officer)

/s/ Ronald M. Levenson         Senior Vice President, Chief      April 10, 2000
--------------------------     Financial Officer and Treasurer
Ronald M. Levenson             (principal financial and
                               principal accounting officer)

/s/ Dr. Gregory T. Swenson     Director                          April 10, 2000
--------------------------
Dr. Gregory T. Swenson

/s/ Martin J. Mannion          Director                          April 10, 2000
--------------------------
Martin J. Mannion

/s/ James T. Kelly             Director                          April 10, 2000
--------------------------
James T. Kelly

/s/ Derril W. Reeves           Director                          April 10, 2000
--------------------------
Derril W. Reeves

                                 EXHIBIT INDEX

                                                         If Incorporated by Reference,
Exhibit                                                  Document with which Exhibit was
  No.              Description of Exhibit                Previously Filed with SEC
-------            ----------------------                -------------------------------
4(a)        Second Amended and Restated Certificate of   Amendment No. 1 to Registration
            Incorporation of American Dental Partners,   Statement on Form S-1, File No.
            Inc.                                         333-39981 (see Exhibit 3(a) therein).

4(b)        Amended and Restated By-Laws of American     Registration Statement on Form S-1,
            Dental Partners, Inc.                        File No. 333-39981 (see Exhibit 3(b)
                                                         therein).

4(c)        Form of stock certificate.                   Amendment No. 1 to Registration
                                                         Statement on Form S-1, File No.
                                                         333-39981 (see Exhibit 4 therein).

4(d)        American Dental Partners, Inc. Amended and   Registration Statement on Form S-1,
            Restated 1996 Stock Option Plan.             File No. 333-39981 (see Exhibit 10(e)
                                                         therein).

4(e)        Amendment No. 1 to American Dental           Amendment No. 4 to Registration
            Partners, Inc. Amended and Restated 1996     Statement on Form S-1, File No.
            Stock Option Plan.                           333-39981 (see Exhibit 10(dd) therein).

4(f)        Amendment No. 2 and No. 3 to American        Annual Report on Form 10-K for the
            Dental Partners, Inc. Amended and Restated   fiscal year ended December 31, 1998
            1996 Stock Option Plan.                      (see Exhibit 10(e) therein).

4(g)        Amendment No. 4 to American Dental           Annual Report on Form 10-K for the
            Partners, Inc. Amended and Restated 1996     fiscal year ended December 31, 1999
            Stock Option Plan.                           (see Exhibit 10(b) therein).

4(h)        American Dental Partners, Inc. Amended and   Registration Statement on Form S-1,
            Restated 1996 Directors Stock Option Plan,   File No. 333-39981 (see Exhibit 10(h)
            as amended by Amendment No. 1.               therein).

4(i)        Amendment No. 2 and No. 3 to American        Annual Report on Form 10-K for the
            Dental Partners, Inc. Amended and Restated   fiscal year ended December 31, 1998
            1996 Directors Stock Option Plan.            (see Exhibit 10(h) therein).

4(j)        Amendment No. 4 to American Dental           Annual Report on Form 10-K for the
            Partners, Inc. Amended and Restated 1996     fiscal year ended December 31, 1999
            Directors Stock Option Plan.                 (see Exhibit 10(e) therein).

4(k)        American Dental Partners, Inc. 1997          Registration Statement on Form S-8,
            Employee Stock Purchase Plan.                File No. 333-50605 (see Exhibit 4(d)
                                                         therein).

4(l)        Amendment No. 1 to American Dental           Registration Statement on Form S-8,
            Partners, Inc. 1997 Employee Stock           File No. 333-50605 (see Exhibit 4(e)
            Purchase Plan.                               therein).

                                                         If Incorporated by Reference,
Exhibit                                                  Document with which Exhibit was
  No.              Description of Exhibit                Previously Filed with SEC
-------            ----------------------                -------------------------------
4(m)        Amendment No. 2 to American Dental           Contained herein.
            Partners, Inc. 1997 Employee Stock
            Purchase Plan.

4(n)        American Dental Partners, Inc. 1999          Quarterly Report on Form 10-Q filed
            Restricted Stock Plan.                       November 11, 1999 (see Exhibit 10(b)
                                                         therein).

5           Opinion of Baker & Hostetler LLP.            Contained herein.

23(a)       Consent of Baker & Hostetler LLP.            Contained in Exhibit 5.

23(b)       Consent of KPMG LLP.                         Contained herein.

24          Powers of Attorney.                          Included at page II-7.